                                                                      Exhibit 20



                       CHIEF EXECUTIVE OFFICER'S MESSAGE


Dear Shareholder:

     We are pleased to report to you third quarter earnings for Century South Banks, Inc. of $5,273,000, or $0.38 per fully diluted share. Our earnings per share for the quarter represents an 11.8% improvement over the same quarter in 1999. In addition, year-to-date earnings through September 30, 2000 of $1.12 per share is a 15% increase over the first three quarters of the prior year.

     While the earnings improvement came in a wide range of areas, we are particularly pleased with growth in our fee income producing lines of business. Expanded mortgage operations, growth in the sale of investment products, increased retail activity, and the introduction of a new consumer checking product combined to increase fee revenues 32% over the same quarter a year ago.

     We are also pleased with our level of credit losses, which through the third quarter are running at an annualized rate of 0.11%.

     As we enter the final quarter of yet another year, I would like to once again thank you for your investment in Century South Banks, Inc. on behalf of our entire Company.

                                    Sincerely,


                                    Joseph W. Evans
                                    President and
                                    Chief Executive Officer

                  Century South Banks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

                                                                                   Sept 30,            Sept 30,
                                                                                     2000                1999
                                                                                 ----------          ----------
                                                                                     (amounts in thousands)
Assets
 Cash and due from banks                                                         $   47,736          $   44,042
 Federal funds sold                                                                   2,870              18,980
 Interest-earning deposits in other banks                                             3,120               2,466
 Investment securities                                                              281,292             226,777
 Loans, net of unearned income                                                    1,217,184           1,002,097
 Allowance for loan losses                                                          (17,590)            (14,958)
 Premises and equipment, net                                                         32,458              30,160
 Other assets                                                                        47,427              33,631
                                                                                 ----------          ----------
 Total assets                                                                    $1,614,497          $1,343,195
                                                                                 ==========          ==========

Liabilities
 Noninterest-bearing deposits                                                    $  159,248          $  153,763
 Interest-bearing deposits                                                        1,150,774             982,629
 Other short-term borrowings                                                         20,725              11,095
 Federal Home Loan Bank advances                                                    108,050              40,523
 Long-term debt                                                                          27                  32
 Other liabilities                                                                   19,639              12,791
                                                                                 ----------          ----------
 Total liabilities                                                                1,458,463           1,200,833
                                                                                 ----------          ----------

Shareholders' Equity
 Common stock                                                                        14,039              13,534
 Additional paid-in capital                                                          48,191              40,285
 Retained earnings                                                                  103,828              91,494
 Unearned compensation-restricted stock awards                                         (530)               (795)
 Common stock in treasury, at cost                                                   (6,898)                  -
 Accumulated other comprehensive income                                              (2,596)             (2,156)
                                                                                 ----------          ----------
 Total shareholders' equity                                                         156,034             142,362
                                                                                 ----------          ----------
 Total liabilities and shareholders' equity                                      $1,614,497          $1,343,195
                                                                                 ==========          ==========

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

                                                        Three months ended             Nine months ended
                                                              Sept 30,                      Sept 30,
                                                        2000           1999           2000            1999
                                                      -------         -------       --------         -------
                                                           (amounts in thousands, except per share data)
 Interest income                                      $35,355         $27,840       $100,546         $81,160
 Interest expense                                      16,714          11,561         46,048          33,644
                                                      -------         -------       --------         -------
 Net interest income                                   18,641          16,279         54,498          47,516
 Provision for loan losses                                653             594          1,998           1,863
 Noninterest income                                     4,186           3,156         11,044           9,776
 Noninterest expense                                   14,292          12,062         40,417          35,751
 Income tax expense                                     2,609           2,203          7,629           6,480
                                                      -------         -------       --------         -------
 Net income                                           $ 5,273         $ 4,576       $ 15,498         $13,198
                                                      =======         =======       ========         =======

 Weighted average common shares outstanding
    assuming dilution                                  13,846          13,602         13,837          13,620
 Net income per share assuming dilution               $  0.38         $  0.34       $   1.12         $  0.97
 Dividends declared per share                         $  0.13         $  0.12       $   0.39         $  0.36

                                                    CenturySouthbanks
---------------------------------------------------------------------
                                                                 Inc.
Executive Officers
-----------------------------------------------------------------------------
William H. Anderson, II                                      Chairman
James A. Faulkner                                       Vice Chairman
J. Russell Ivie                                         Vice Chairman
Joseph W. Evans                                       President & CEO
Tony E. Collins                        Executive Vice President & CAO
Stephen W. Doughty               Executive Vice President, CRMO & CFO
J. Thomas Wiley, Jr.                   Executive Vice President & CBO
E. Max Crook.                                Executive Vice President
Heys E. McMath, III                          Executive Vice President
Sidney J. Wooten                             Executive Vice President

Directors
-----------------------------------------------------------------------------
William H. Anderson, II, Chairman            Thomas T. Folger, Jr.
James A. Faulkner, Vice Chairman             Quill O. Healey
J. Russell Ivie, Vice Chairman               Frank C. Jones
James R. Balkcom, Jr.                        John B. McKibbon, III
William L. Chandler                          E. Paul Stringer
Joseph W. Evans

Affiliates
----------------------------------------------------------------------------
Century South Bank of Dahlonega                  Century South Bank of Lavonia
60 Main Street West                              10 Silo Lane
Dahlonega, GA  30533                             Lavonia, GA  30553
J. Bronson Lavender, President                   J. Douglas Cleveland, President
706-864-3314                                     706-356-8040

Century South Bank of Ellijay                    Century South Bank of
53 Sand Street                                     Danielsville
Ellijay, GA  30540                               220 Courthouse Square
Britt H. Henderson, President                    Danielsville, GA  30633
706-276-3400                                     L. Banister Sexton, President
                                                 706-795-2121

Century South Bank of Polk                       Century South Bank of Central
  County                                           Georgia, N.A.
40 Ocoee Street                                  502 Mulberry Street
Copperhill, TN  37317                            Macon, GA  31210
Kim M. Childers, Chief Executive                 E. Max Crook, Chief Executive
  Officer                                          Officer
James R. Quintrell,  President                   James A. LaHaise, President
423-496-3261                                     912-757-2000

Century South Bank of Northeast                  Century South Bank of the
  Georgia, N.A.                                    Coastal Region, N.A.
455 Jesse Jewell Parkway                         7 East Congress Street
Gainesville, GA  30501                           Savannah, GA  31406
Joseph D. Chipman, President                     Heys E. McMath, III,  President
770-535-8000                                     912-232-3800

Century South Bank of Fannin County, N.A.        Century South Bank of Alabama
480 W. First Street                              402 Main Street
Blue Ridge, GA  30513                            Oxford, AL  36203
Steve M. Eaton, President                        Joel B. Carter, President
706-632-2075                                     256-835-1776

Century South Bank of                            Century South Bank of the
  Dawsonville                                      Carolinas
136 Highway 400 South                            370 North Main Street
Dawsonville, Georgia 30534                       Waynesville, NC  28786
J.Clint Hood, President                          John L. Lewis, President
706-216-5050                                     828-456-9092

                        Financial Highlights (Unaudited)

Selected Balances
--------------------------------------------------------------------------------------------------------------------------

                                                             As of and for nine months
                                                                ended September 30,
                                                             2000                 1999            Percentage  Change
                                                          ----------------------------------------------------------
                                                                (amounts in thousands, except per share data)
Loans, net                                                $1,199,594           $  987,139               21.52%
Deposits                                                   1,310,022            1,136,392               15.28
Total assets                                               1,614,497            1,343,195               20.20
Shareholders' equity                                         156,034              142,362                9.60
Net income                                                    15,498               13,198               17.43
Book value per share                                           11.36                10.85                4.70
Net income per share assuming dilution                          1.12                 0.97               15.46
Weighted average common shares outstanding
    assuming dilution                                         13,837               13,620                1.59
Nonperforming loans                                            6,802                4,260               59.67
Other  nonperforming assets                                    1,622                3,518              (53.89)


Financial Ratios
--------------------------------------------------------------------------------------------------------------------------
Return on average assets                                       1.33%                 1.35%               (1.48)%
Return on average shareholders' equity                        13.87                 12.66                 9.56
Net interest margin (taxable equivalent)                       5.05                  5.34                (5.43)
Allowance for loan losses to loans                             1.45                  1.49                (2.68)
Nonperforming assets to total assets                           0.52                  0.58               (10.34)




Statements made in this report, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of risks and uncertainties. Among others, factors that could cause actual results to differ materially are the following: fluctuations in interest rates, inflation, competition in the geographic business areas in which Century South Banks, Inc. ("CSBI") does business, and development of trends in the general economy; the highly competitive nature of the banking industry; the dependence on key personnel who have been hired or retained by CSBI; changes in regulatory requirements which are applicable to CSBI's business; and the risk factors listed from time to time in CSBI's Registration Statements filed with the Securities and Exchange Commission.

                            SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------
Stock Information
Century South Banks, Inc. ("CSBI") lists its stock for trading on the Nasdaq National Market tier of The Nasdaq Stock Market under the Symbol "CSBI." Market price for the quarter ended September 30, 2000:

       Three month high .........................  $  21.875
       Three month low ..........................  $  17.125
       Closing price ............................  $  18.375

--------------------------------------------------------------------------------
Shareholder Services
Shareholders wishing to change the name or address on their stock, to report lost certificates or to consolidate accounts should contact:
       Registrar and Transfer Company
       Attn: Investor Relations
       10 Commerce Drive
       Cranford, New Jersey  07016
       (800) 368-5948

--------------------------------------------------------------------------------
Dividend Reinvestment Plan/Cash Contributions
Shareholders wishing to automatically reinvest quarterly dividends into Century South Banks, Inc. common stock or make voluntary cash contributions should contact:
       Registrar and Transfer Company
       Attn:  Investor Relations
       10 Commerce Drive
       Cranford, New Jersey  07016
       (800) 368-5948

--------------------------------------------------------------------------------
Investor Relations
Shareholders, analysts, and others seeking financial information on Century South Banks, Inc. should contact one of the following:

James A. Faulkner      Susan J. Anderson                     Joseph W. Evans
Vice Chairman          Senior Vice President, Corporate      President & CEO
(706) 864-3915         Controller, Secretary & Treasurer     (678)  624-1366
                       (678) 624-1366